Exhibit 99.1

Turn Therapeutics Appoints Veteran Capital Markets Executive Andrew Scott as Vice President of Corporate Communications

Los Angeles, CA — November 4, 2025 — Turn Therapeutics Inc. (Nasdaq: TTRX), a clinical-stage biotechnology company developing dermatologic, advanced wound, and infectious disease therapies, today announced the appointment of Andrew Scott as Vice President of Corporate Communications. In this new role, Mr. Scott will oversee investor relations, capital markets strategy, and corporate communications, while supporting the Company’s licensing and partnership initiatives.

“We are thrilled to welcome Andrew to this newly created senior executive role. His addition comes as Turn Therapeutics enters a new phase of growth following its public listing and strengthened balance sheet. Andrew brings a wealth of experience that will help guide us as a public company, expand our investor engagement and ensure our story reaches the right audiences as we approach several important milestones in the coming year, including the completion of our Phase 2 clinical program,” said Bradley Burnam, Founder and Chief Executive Officer of Turn Therapeutics. “We look forward to Andrew’s guidance as we continue executing on partnerships and advancing our clinical development efforts.”

With over 30 years of experience in capital markets and corporate finance, Mr. Scott joins Turn Therapeutic from ThinkEquity LLC where he was a Managing Director of Investment Banking. Previously, he served as Vice President of Business Development at Fortress Biosciences, Inc. Over the course of his career, he has helped raise approximately $3 billion across a wide range of transactions within the life-sciences sector. Mr. Scott received a BBA in Accounting from Pace University.

About Turn Therapeutics

Turn Therapeutics is a biotechnology company developing and commercializing products for dermatology, wound care, and infectious disease. The Company has received three FDA clearances for its proprietary wound and dermatology formulations and is advancing late-stage clinical programs in eczema and onychomycosis. In addition, Turn is pursuing global health initiatives in thermostable vaccine delivery designed to serve underserved areas worldwide, reflecting its commitment to public health innovation.

Forward-Looking Statement

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “suggest,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Turn’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict, including risks related to the success of development programs and the Company’s ability to execute its strategic plan. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Turn Therapeutics in general, see the risk disclosures in the Company’s filings with the Securities and Exchange Commission. All such forward-looking statements speak only as of the date they are made, and Turn undertakes no obligation to update or revise these statements, whether as a result of new information, future events, or otherwise.

Investor Relations:
Monique Kosse, Managing Director

Gilmartin Group

Investors@TurnTherapeutics.com

Media Contact:

media@TurnTherapeutics.com